Exhibit 3.47

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FIS FIELD SERVICES, INC.”, CHANGING ITS NAME FROM “FIS FIELD SERVICES, INC.” TO “LPS FIELD SERVICES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JULY, A.D. 2008, AT 6:48 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2847855 8100 080824494	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6757083 DATE: 07-28-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:51 PM 07/28/2008
FILED 06:48 PM 07/28/2008
SRV 080824494 – 2847855 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
     FIS Field Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That the directors of FIS Field Services, Inc., by the written consent of its directors filed with the minutes of the board, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of FIS Field Services, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:
     First: The name of this corporation is LPS Field Services, Inc.
SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given unanimous written consent in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced or changed under or by reason of said amendment.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this July 9, 2008.

By:	/s/ Todd C. Johnson Authorized Officer

Name:	Todd C. Johnson
Title:	Executive Vice President, General Counsel
and Corporate Secretary

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “FIS FIELD SERVICES, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTEENTH DAY OF FEBRUARY, A.D. 2008.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.
     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2847855 8300 080155875	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6380503

DATE: 02-13-08
You may verify this certificate online at
corp.delaware.gov/authver.shtml

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIS FIELD SERVICES, INC. “ AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE TWENTY–EIGHTH DAY OF JANUARY, A.D. 1998, AT 3 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “UNIVERSAL MORTGAGE SERVICES, INC.” TO “CHICAGO TITLE FIELD SERVICES, INC. “, FILED THE FIRST DAY OF JUNE, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CHICAGO TITLE FIELD SERVICES, INC.” TO “FIDELITY NATIONAL FIELD SERVICES, INC.”, FILED THE SECOND DAY OF JUNE, A.D. 2000, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “FIDELITY NATIONAL FIELD SERVICES, INC.” TO “FIS FIELD SERVICES, INC.”, FILED THE TWENTY-SIXTH DAY OF MARCH, A.D. 2007, AT 3:13 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

2847855 8100H 080155224	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6380252

DATE: 02-13-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

AFORESAID CORPORATION, “FIS FIELD SERVICES, INC.”

2847855 8100H 080155224	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6380252

DATE: 02-13-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 01/28/1998
981035206 – 2847855
CERTIFICATE OF INCORPORATION
OF
UNIVERSAL MORTGAGE SERVICES, INC.
     FIRST: The name of the Corporation is Universal Mortgage Services, Inc.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock without par value.
     FIFTH: The name and mailing address of the incorporator is Brian S. O’Connor, 30 Rockefeller Plaza, New York, New York 10112.
     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, it is further provided:
     (a) No election of directors need be by written ballot; and
     (b) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
     SEVENTH: To the fullest extent permitted by the General Corporation Law of Delaware as presently in effect and in addition to the fullest extent permitted by the General Corporation Law of Delaware as hereafter amended and other laws of the State of Delaware applicable to corporations incorporated in the State of Delaware as hereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.
     EIGHTH: To the fullest extent permitted by the General Corporation Law of Delaware as presently in effect and in addition to the fullest extent permitted by the General Corporation Law of Delaware as hereafter amended and other laws of the State of Delaware applicable to corporations incorporated in the State of Delaware as hereafter in effect, the Corporation shall have power to purchase and maintain insurance (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the General Corporation Law of Delaware, (b) to indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of the General Corporation Law of Delaware, and (c) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of the General Corporation Law of Delaware.
          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights herein conferred on stockholders or directors are granted subject to this reserved power.
          IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming the Corporation pursuant to the General Corporation Law of Delaware, has subscribed this Certificate of Incorporation this 28th day of January, 1998 and affirms that this is his act and deed and the facts stated herein are true.

/s/ Brian S. O’Connor
Brian S. O’Connor
30 Rockefeller Plaza
New York, New York 10112

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
UNIVERSAL MORTGAGE SERVICES, INC.
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “corporation”) is Universal Mortgage Services, Inc.
     2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:
     “First: The name of the Corporation is Chicago Title Field Services, Inc.”
     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on 29, May, 1998.

/s/ Thomas J. Adams
Thomas J. Adams, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/01/1998 981211384 – 2847855

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/02/2000
001283443 — 2847855
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CHICAGO TITLE FIELD SERVICES, INC.
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “Corporation”) is Chicago Title Field Services, Inc.
2.	The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“First: The name of the Corporation is Fidelity National Field Services, Inc.”
3.	The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provision of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on May 30, 2000.

/s/ Eileen W. Van Roeyen
Eileen W. Van Roeyen
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:13 PM 03/26/2007
FILED 03:13 PM 03/26/2007
SRV 070360567 — 2847855 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
     Fidelity National Field Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That the directors of Fidelity National Field Services, Inc., by the written consent of its directors filed with the minutes of the board, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
     RESOLVED, that the Certificate of Incorporation of Fidelity National Field Services, Inc. be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:
     First: The name of this corporation is FIS Field Services, Inc.
SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given unanimous written consent in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced or changed under or by reason of said amendment.
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this February 22, 2007.

By:	/s/ Todd C. Johnson

Authorized Officer
Title:	Senior Vice President and Secretary
Name:	Todd C. Johnson